                                                                 Exhibit 99.3
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                              JOINT FILERS' SIGNATURES

/s/ Blair M. Flicker                            August 8, 2013
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Insight Venture Partners (Cayman) VII, L.P.             Date
Signature of Reporting Person

/s/ Blair M. Flicker                            August 8, 2013
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Insight Venture Partners VII, L.P.                      Date
Signature of Reporting Person

/s/ Blair M. Flicker                            August 8, 2013
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Insight Venture Partners VII (Co-Investors), L.P.       Date
Signature of Reporting Person

/s/ Blair M. Flicker                             August 8, 2013
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Insight Venture Partners (Delaware) VII, L.P.           Date
Signature of Reporting Person

/s/ Blair M. Flicker                             August 8, 2013
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Insight Venture Associates VII, Ltd.                    Date
Signature of Reporting Person

/s/ Blair M. Flicker                            August 8, 2013
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Insight Venture Associates VII, L.P.                    Date
Signature of Reporting Person

/s/ Blair M. Flicker                            August 8, 2013
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Insight Holdings Group, LLC                             Date
Signature of Reporting Person